Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2005 relating to the consolidated financial statements of Volcom, Inc. and subsidiary for the year ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Costa Mesa, California
April 29, 2005